MEMORANDUM


FOR        Steve Goodrich

FROM       Neal Patterson, Cliff Illig

DATE       May 27, 1997

SUBJECT    CPP Participation

REQUIRED
ACTION     Review Documentation


This memo serves as formal documentation for your Cerner Performance Plan (CPP) for Q2-Q4 of 1997. Details regarding your CPP for Q1 of 1997 can be found in your compensation letter dated February 26, 1997. As a reminder, your annual Cerner Performance Plan (CPP) opportunity is $100,000. This annual opportunity will be paid based on your 1997 pro-forma APE of a B+ (100%). As always, in Q4 of 1997, payments made throughout the year will be adjusted by your actual performance rating for 1997, set in late January, 1998.

Effective 4/1/97, your 1997 Cerner Performance Plan will be comprised of the following metrics:
-    Client Services Operating Earnings Growth (55%)
-    Corporate EPS Growth (45%)

Both  of  these CPP metrics carry an opportunity  for  "over achievement", with the potential to earn up to 130%  of  the
target   bonus   level  when  actual  attainment   surpasses
objectives.

The  Client  Services Operating Earnings Growth  metric  has
cumulative   year-to-date  operating  earnings  targets   as
follows:


Client Services OE
Growth                  Q1        Q2            Q3          Q4
--------------------------------------------------------------------
75% Payout        $ 8,300,000  $16,600,000  $25,000,000  $33,700,000
100% Payout       $ 8,642,000  $17,220,000  $25,926,000  $34,902,000
120% Payout       $ 9,300,000  $18,600,000  $28,000,000  $37,200,000
130% Payout       $10,000,000  $20,000,000  $30,000,000  $40,000,000


Relative to your specific Cerner Performance Plan, in your role as an executive of this company, we feel strongly that a portion of your variable cash compensation be tied directly to corporate Earnings Per Share (EPS) growth. The EPS targets that we have established are tied directly to the financial plan for the company, set somewhat higher than current street expectations but squarely reflective of the bookings and spending plans (at control plan level) created by the broad management team. The Corporate EPS Growth metric has cumulative year-to-date targets as follows:


Corporate EPS
Growth              Q1       Q2      Q3       Q4
--------------------------------------------------
75% Payout         N/A     $0.15   $0.28     $0.42
100% Payout       $0.06    $0.16   $0.32     $0.50
120% Payout       $0.08    $0.20   $0.39     $0.60
130% Payout       $0.10    $0.24   $0.46     $0.70


Your participation in CPP is terminated immediately in the event of termination of employment. You will be entitled to payment for any earned but not paid amounts. Payments are considered earned only for completed quarters; i.e., if participation is terminated before the end of the quarter, no incentives will be paid for that quarter.

This plan may be modified during the plan year to coincide with corporate objectives.


/s/Neal L. Patterson                /s/Clifford W. Illig
Neal L. Patterson                   Clifford W. Illig
Chairman and Chief                  President and Chief
Executive Officer                   Operating Officer